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                                                                EXHIBIT 4.6(c)


                           AMENDMENT AGREEMENT NO. 2

                                to that certain

                 COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT


         This AMENDMENT AGREEMENT NO. 2 (the "Amendment"), dated as of August 30, 1996, among (i) The First National Bank of Boston, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Collateral Agency Agreement) and as agent (in such capacity, the "Agent") for the Lenders (as defined in the Collateral Agency Agreement), (ii) First Trust National Association, as Trustee (the "Trustee") on behalf of the holders of the Debentures (as defined below), and (iii) Barry's Jewelers, Inc. (the "Borrower").

         WHEREAS, in connection with (i) an Amended and Restated Revolving Credit Agreement dated as of December 21, 1995 (as amended and in effect from time to time the "Prior Credit Agreement"), among the Borrower, the financial institutions party thereto (the "Prior Lenders"), and The First National Bank of Boston as agent for the Prior Lenders (the "Agent"), which amended and restated in its entirety a Revolving Credit Agreement dated as of December 22, 1993 (as amended and in effect from time to time, the "Original Credit Agreement") and (ii) an Indenture dated as of December 22, 1993 (as amended and in effect from time to time, the "Indenture") among the Borrower and First Trust National Association, as trustee (the "Trustee"), the Borrower, the Trustee and The First National Bank of Boston in its capacity as Collateral Agent and as Agent previously executed and delivered an Amendment Agreement No. 1 to Collateral Agency and Intercreditor Agreement which amended that certain Collateral Agency and Intercreditor Agreement delivered in connection with the Original Credit Agreement (as so amended, as amended hereby and as otherwise amended and in effect from time to time, the "Collateral Agency Agreement") dated as of December 22, 1993, which sets forth the rights and obligations of the Collateral Agent and the Secured Parties with respect to the Collateral (as defined therein);

         WHEREAS, the Prior Credit Agreement has been amended and restated in its entirety pursuant to a Second Amended and Restated Revolving Credit Agreement dated as of the date hereof (as amended and in effect from time to time, the "Restated Credit Agreement") among the Borrower, the financial institutions party thereto (each, a "New Lender", and collectively, the "New Lenders") and The First National Bank of Boston as agent for the New Lenders (in such capacity, the "New Agent");

         WHEREAS, the Trustee and the Borrower have made certain modifications and amendments to the Indenture and the Debentures;





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         WHEREAS, it is a condition precedent to (i) the New Lenders' entering into the Restated Credit Agreement and making any loans or otherwise extending credit to the Borrower under the Restated Credit Agreement and (ii) the Trustee entering into the amendments to the Indenture and the Debentures that the Borrower execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, this Amendment; and

         WHEREAS, the parties hereto wish to amend certain provisions of the Collateral Agency Agreement in order to confirm and ratify their relative rights and priorities with respect to the Collateral, as herein provided.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         Section 1. DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Collateral Agency Agreement shall have the same meanings herein as in the Collateral Agency Agreement.

         Section 2. AMENDMENT OF DEFINITIONS. The definition of "Bank Debt" set forth in Section 1.2 of the Collateral Agency Agreement is hereby amended and restated in its entirety to read as follows:

                 Bank Debt. The "Obligations" as defined in the Credit Agreement, or any like term of the same meaning contained in any replacement of the Credit Agreement. Bank Debt shall include, without limitation, any interest and collection costs to the extent allowable under applicable bankruptcy laws and any such amounts that would have been allowable to the extent that the Liens on Collateral secured only the Bank Debt. Notwithstanding the foregoing, Bank Debt shall not include (i) principal amounts under the Credit Agreement, or any replacement of the Credit Agreement, to the extent, and only to the extent, that such principal amounts at any one time outstanding exceed the Maximum Bank Debt Principal (such excess, the "Excess Bank Debt") and (ii) any interest, fees, collection costs and other amounts to the extent that they relate solely to, or are allocable solely to, any Excess Bank Debt. As used herein, "Maximum Bank Debt Principal" shall mean $100,000,000. At no time shall Bank Debt exceed $100,000,000 in principal amount.

         Section 3. AMENDMENT OF COLLATERAL AGENCY FEE. Section 5.7 of the Collateral Agency Agreement is hereby amended by deleting the amount "$30,000" in such section and substituting the amount "$50,000" in lieu thereof.

         Section 4. NOTIFICATION AND ACKNOWLEDGMENT OF REPLACEMENT OF CREDIT AGREEMENT. Pursuant to the definition of "Credit Agreement" contained in the Collateral Agency Agreement, the Borrower hereby notifies the Collateral Agent that the Original Credit Agreement, previously replaced by the Prior Credit Agreement, is being replaced as of the date hereof by the Restated Credit Agreement. The Borrower hereby further notifies the Collateral Agent that (a) the Restated Credit Agreement and the Loan Documents (as defined in the Restated Credit Agreement) shall hereafter collectively constitute the "Credit Agreement" for all purposes under the Collateral Agency Agreement and the Credit
Documents, (b) the New Lenders shall hereafter collectively constitute the "Lenders" for all





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purposes under the Collateral Agency Agreement and the Credit Documents, (c)
the New Agent shall hereafter constitute the "Agent" and the "Agents" for all purposes under the Collateral Agency Agreement and the Credit Documents, and
(d) the Loan Documents (as defined in the Restated Credit Agreement) shall hereafter collectively constitute the "Bank Loan Documents" for all purposes under the Collateral Agency Agreement and the Credit Documents.

         Section 5. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date hereof upon satisfaction of each of the conditions precedent set forth in this Section 5:

         (a) Delivery. The Borrower, the Trustee, and The First National Bank of Boston, in its capacity as Agent and as Collateral Agent, shall have executed and delivered this Amendment.

         (d) Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Amendment and all documents incident thereto shall be reasonably satisfactory in substance and form to each of the Trustee, the Agent and the Collateral Agent, and each of the Trustee, the Agent and the Collateral Agent shall have received all information and such counterpart originals or certified or other copies of such documents as each of the Trustee, the Agent and the Collateral Agent may reasonably request.

         Section 6. MISCELLANEOUS PROVISIONS. (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Collateral Agency Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Collateral Agency Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Collateral Agency Agreement shall be read and construed as one instrument.

         (b) This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of the Commonwealth of Massachusetts.

         (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

         (d) The Borrower hereby agrees to pay to The First National Bank of Boston, in its capacity as Agent and as Collateral Agent, on demand by the Agent and the Collateral Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent and the Collateral Agent in connection with the preparation of this Amendment (including reasonable legal fees and expenses).





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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                  THE FIRST NATIONAL BANK OF BOSTON,
                                  in its capacity as Agent and Collateral Agent



                                  By:__________________________________________
                                     Elizabeth A. Ratto, Vice President


                                  FIRST TRUST NATIONAL ASSOCIATION,
                                  in its capacity as trustee for the holders of the Debentures



                                  By:__________________________________________
                                  Title:_______________________________________


ACCEPTED AND AGREED TO:

BARRY'S JEWELERS, INC.



By:__________________________________________
   Thomas S. Liston, Chief Financial Officer